November 2, 2007

U.S. Bank National Association
BC-MN-H03B
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Mortgage Banking Division, Randy Baker
(T):(612) 303-3580
(F):(612) 303-2253
E: randall.baker@usbank.com

Re: Notice and Request for Waiver

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 16, 2005 and as amended through November 30, 2006 (the “Agreement”), by and between MMA Mortgage Investment Corporation (“MMIC”) and U.S. Bank, National Association. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

Notice

This correspondence will serve as notice of the matters set forth herein given pursuant to the requirements of the applicable notices sections of the Agreement.

As you know, our continuing efforts to restate certain of the historical GAAP financial statements of Municipal Mortgage & Equity, LLC (“MuniMae”) and certain other matters have delayed the completion of certain of our 2006 financial statements and periodic reports, as well as the financial statements for certain of our affiliates. As a result and as we have informed your previously, we will be unable to comply with the applicable financial reporting and related covenants set forth in the Agreement.

Request for Waiver

We hereby request a waiver of any and all Defaults or Events of Default with respect to the delayed delivery of the MMIC audited financials statements as required by the Agreement; provided that we are able to deliver audited financial statements for MMIC on or before February 15, 2008.

This notice is being delivered to you as confirmation of our earlier discussion with you on the topics set forth above and our understanding that this situation dies not present any issues under the Agreement. Please contact me by phone at (813) 868-8025 or e-mail at ed.feldkamp@munimae.com if this is not the case.

Sincerely,

MUNICIPAL MORTGAGE & EQUITY, LLC

By: /s/ Edward Feldkamp
Name: Edward Feldkamp
Title:Vice President and Treasurer

Please indicate your agreement and acknowledgement to the matters set forth above by signing below and returning a copy of this page to me by e-mail or facsimile.

U.S. Bank, N.A.

By: /s/ Randy S. Baker
Name:Randy S. Baker
Title:Vice President

Date: 11/30/2007